Exhibit 4.9

INCORPORATED UNDER THE LAWS OF THE

STATE OF DELAWARE

- Specimen -	- Specimen -

WELLS FARGO & COMPANY

Non-Cumulative Perpetual Preferred Stock, Series A

This Certifies that Specimen is the owner and registered holder of Specimen Shares of fully paid and non-assessable Non-Cumulative Perpetual Preferred Stock, Series A of Wells Fargo & Company, no par value transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this _______________ day of __________________, ________.

Secretary	Senior Vice President

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND AT NO CHARGE A FULL STATEMENT OF THE DESIGNATION, PREFERENCE, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

For Value Received, the undersigned hereby does sell, assign and transfer unto ____________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated ______, _______ ___________________

IN PRESENCE OF _________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGE-MENT OR ANY CHANGE WHATEVER.